Exhibit 99.1

News Release

Contact:	Investors: Cameron Hopewell - Managing Director, Investor Relations - (615) 263-3024 Financial Media: David Gutierrez, Dresner Corporate Services – (312) 780-7204

CORECIVIC REPORTS FOURTH QUARTER AND FULL YEAR 2017 FINANCIAL RESULTS

PROVIDES 2018 FULL YEAR EPS AND FFO GUIDANCE

NASHVILLE, Tenn. – February 14, 2018 – CoreCivic, Inc. (NYSE: CXW) (the Company) announced today its financial results for the fourth quarter and full year 2017.

Fourth Quarter 2017 Highlights

•	Diluted EPS of $0.35

•	Adjusted Diluted EPS of $0.40

•	Normalized FFO per diluted share of $0.60

•	Net Income of $41.3 million

•	Adjusted Net Income of $46.9 million

•	Adjusted EBITDA of $98.1 million

Full Year 2017 Highlights

•	Diluted EPS of $1.50

•	Adjusted Diluted EPS of $1.57

•	Normalized FFO per diluted share of $2.38

•	Adjusted EBITDA of $387.9 million

“We concluded the year with a great deal of optimism about the strategic direction of the Company as we experienced positive developments across each of our business lines,” said Damon T. Hininger, CoreCivic’s President and Chief Executive Officer. “For the first time in many years, during 2017 we entered into new contracts with three different states in our CoreCivic Safety portfolio, and 2018 has already presented multiple additional federal and state level opportunities. We have also continued to execute on our strategy to further diversify our business and cash flows through organic and M&A driven growth of our CoreCivic Community and CoreCivic Properties portfolios. Most recently, we were awarded our industry’s first contract to develop a correctional facility through a public-private partnership that will be leased and operated by a government agency in Lansing, Kansas. We believe our ability to deliver unique real estate solutions and comprehensive recidivism-reducing reentry programs will continue to create opportunities to expand and diversify our business.”

Fourth Quarter and Full Year 2017 Financial Results

Fourth Quarter 2017 Results

Total revenue in the fourth quarter of 2017 was $440.6 million compared to $464.1 million in the fourth quarter of 2016. The decrease in revenue versus the prior year quarter principally resulted from the following previously disclosed events:

•	Expiration of four managed-only contracts with the State of Texas in the second and third quarters of 2017, and the expiration of a contract at the D.C. Correctional Treatment Facility in the first quarter of 2017. While these facilities collectively generated $17.4 million of total revenue in the fourth quarter of 2016, they only contributed $0.5 million of operating income before depreciation and amortization during such period.

•	Amendment and extension of the contract for our South Texas Family Residential Center (STFRC) effective in November 2016, which resulted in a reduction to revenue of $11.5 million.

•	Expiration of contracts with the Federal Bureau of Prisons (BOP) at two of our facilities, which resulted in a reduction to revenue of $10.6 million.

•	The unprecedented surge in ICE detainee populations in the prior year quarter that did not recur in the fourth quarter of 2017, which resulted in a reduction to revenue of $5.1 million.

We entered into a number of new contracts and expanded existing contracts that favorably impacted the fourth quarter of 2017 by generating:

•	$5.0 million of additional revenue compared with the prior year quarter at our Northeast Ohio Correctional Center as a result of (i) an amended contract with the State of Ohio to house up to an additional 996 offenders that commenced in the third quarter of 2017 and is expected to reach normalized occupancy in the second quarter of 2018, and (ii) a new contract executed during the fourth quarter of 2016 with U.S. Immigration and Customs Enforcement (ICE) to house detainees at this facility;

•	$3.5 million of additional revenue compared with the prior year quarter at our newly constructed Trousdale Turner Correctional Center and recently expanded Red Rock Correctional Center pursuant to new contracts with the States of Tennessee and Arizona, respectively, each of which commenced in 2016; and

•	$5.7 million of additional revenue compared to the prior year quarter under existing contracts with the U.S. Marshals Service (USMS) and the States of Colorado and Hawaii.

Net income generated in the fourth quarter of 2017 totaled $41.3 million, or $0.35 per diluted share, compared with $60.7 million, or $0.52 per diluted share, in the fourth quarter of 2016. Adjusted for special items, net income in the fourth quarter of 2017 was $46.9 million, or $0.40 per diluted share (Adjusted Diluted EPS), compared with adjusted net income in the fourth quarter of 2016 of $60.7 million, or $0.52 per diluted share. Special items in the fourth quarter of 2017 included charges of $4.5 million associated with the revaluation of deferred tax assets and liabilities and other taxes resulting from the passage of the Tax Cuts and Jobs Act in December 2017, and expenses associated with mergers and acquisitions of $1.0 million.

Fourth Quarter and Full Year 2017 Financial Results

Earnings Per Share (EPS) in the fourth quarter of 2017 was negatively impacted by approximately $0.06 for the aforementioned amendment and extension of the contract for the STFRC and for the expiration of the contract with the BOP at the Eden Detention Center. EPS was also negatively impacted by an increase in interest expense as a result of the repayment of floating rate, short-term borrowings under our $900.0 million revolving credit facility with net proceeds from the issuance in October 2017 of $250.0 million of ten-year unsecured senior notes at a fixed interest rate of 4.75%, and the aforementioned surge of ICE populations in the prior year quarter.

Funds From Operations (FFO) was $65.8 million, or $0.56 per diluted share, in the fourth quarter of 2017, compared with $84.6 million, or $0.72 per diluted share, in the fourth quarter of 2016. Normalized FFO, which excludes the aforementioned special items, was $71.4 million, or $0.60 per diluted share, in the fourth quarter of 2017, compared with $84.6 million, or $0.72 per diluted share, in the fourth quarter of 2016.

EBITDA was $102.8 million in the fourth quarter of 2017, compared with $119.4 million in the fourth quarter of 2016. Adjusted EBITDA was $98.1 million in the fourth quarter of 2017, compared with $110.7 million in the fourth quarter of 2016. Adjusted EBITDA excludes the aforementioned special items, and includes the portion of rental payments for the STFRC that is classified as depreciation and interest expense in our consolidated financial statements.

Adjusted net income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO and their corresponding per share amounts, are measures calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles (GAAP). Please refer to the Supplemental Financial Information and related note following the financial statements herein for further discussion and reconciliations of these measures to GAAP measures.

Business Development Update

New Contract with the Commonwealth of Kentucky at the Lee Adjustment Center. On November 16, 2017, we entered into a new contract with the Commonwealth of Kentucky Department of Corrections to house medium- and close-security offenders at our Lee Adjustment Center in Kentucky to help alleviate overcrowding in the Commonwealth’s correctional system. CoreCivic expects to begin receiving offender populations toward the end of the first quarter of 2018 and reach a stabilized occupancy during the second quarter of 2018. Upon reaching stabilized occupancy, this new contract is expected to generate approximately $15.0 million to $17.0 million of annual revenue. We expect to incur operating losses at this facility of $0.03 to $0.04 per share for staffing and other start-up related expenses, most of which will be incurred in the first quarter of 2018.

Fourth Quarter and Full Year 2017 Financial Results

New Development and Lease Agreement with the State of Kansas to Replace the State’s Oldest Correctional Complex. On January 24, 2018, we entered into a 20-year lease agreement with the Kansas Department of Corrections (KDOC) for a 2,432-bed, 400,544 square foot correctional facility that we will develop in Lansing, Kansas. The new facility will replace KDOC’s 2,405-bed Lansing Correctional Facility, the State’s largest correctional complex for adult male inmates, which was originally constructed in the 1860s. The new facility has an estimated project cost of $155.0 million to $165.0 million with a construction timeline of approximately 24 months. We intend to commence construction of the facility in the first quarter of 2018. The lease term will commence upon completion of facility construction with an annual lease rate of $14.9 million, plus an annual 1.94% rent escalator. We will be responsible for facility maintenance throughout the term of the lease and bear the construction risk through a general contractor that is expected to provide a guaranteed maximum price.

Acquisition of Rocky Mountain Offender Management Systems, LLC. On January 1, 2018, we completed the acquisition of Rocky Mountain Offender Management Systems, LLC, which provides non-residential correctional alternatives, including electronic monitoring and case management services, to municipal, county and state governments in eight states. The aggregate purchase price was $7.0 million, excluding transaction-related expenses.

Acquisition of the Capital Commerce Center in Tallahassee, Florida. On January 19, 2018, we completed the acquisition of the 260,867-square foot Capital Commerce Center in Tallahassee, Florida, for a total purchase price of $44.7 million, excluding transaction-related costs and certain closing credits. Capital Commerce Center is 98% leased, and 87% leased to the State of Florida on behalf of the Florida Department of Business and Professional Regulation (DBPR), representing the Company’s first material acquisition of a government-leased real estate asset outside of our traditional correctional, detention and residential reentry facility portfolio. The lease with DBPR is backed by the financial strength of the State of Florida, which has an AAA credit rating from S&P Global Ratings. The acquisition was financed with a $24.5 million mortgage note with an interest rate of 4.5% per annum, maturing in 2033, and cash from our $900.0 million revolving credit facility. The acquisition of Capital Commerce Center expanded our CoreCivic Properties portfolio to 13 leased properties representing over 1.4 million square feet of real estate.

Offender Reentry and Rehabilitation Services – 2017 Achievements

CoreCivic is committed to helping those entrusted to our care with the services, support and resources necessary to return to the community as productive, contributing members of society. To that end, we provide a wide range of evidence-based reentry programs and activities at our facilities. At facilities across our system, offenders have the opportunity to enhance their education, pursue vocational or technical certifications, obtain necessary job skills and complete evidence-based treatment programs.

Fourth Quarter and Full Year 2017 Financial Results

Thanks to the dedication of our teachers, counselors, case managers, chaplains, and other offender support service professionals, our program highlights during 2017 include:

•	The total number of offenders in our facilities who passed high school equivalency exams in 2017 totaled 1,684, an increase of 3% from 2016.

•	Our Crowley County Correctional Facility and Coffee Correctional Facility led the state systems of Colorado and Georgia, respectively, in GED completions.

•	In 2017, 4,483 offenders in our facilities earned National Center for Construction Education and Research career and technical education certificates.

•	In coordination with the Georgia Department of Corrections, we developed programs at two facilities in the state that offer courses in welding and diesel truck maintenance, enabling students to earn trade certificates from nearby community colleges. In 2017, 93 students graduated from these programs.

•	We offer evidence-based treatment programs with proven clinical outcomes, such as the Residential Drug Abuse Program, using both Residential Therapeutic Community models and intensive outpatient programs. In 2017, 1,839 offenders completed substance abuse recovery.

•	In 2017, we launched a new initiative to advocate for federal and state policies aimed at reducing recidivism, including support for “Ban the Box” legislation and making reentry policies part of our company’s political giving criteria.

•	We introduced the “Go Further” comprehensive reentry strategy, a forward thinking, systems approach to reentry. The program embraces all facility reentry programs in addition to adding a proprietary cognitive/behavioral curriculum, and encourages staff and offenders to take a collaborative approach to assist in reentry preparations.

We are proud of the employees who provided these impactful programs to the men and women entrusted in our care and believe that we are making a difference in reducing recidivism in America.

2018 Financial Guidance

Based on current business conditions we provide the following updated financial guidance for the first quarter of 2018 and the full year 2018:

	First Quarter 2018	Full Year 2018
• Diluted EPS	$0.31 to $0.33	$1.40 to $1.48
• Adjusted EPS per diluted share	$0.31 to $0.33	$1.41 to $1.49
• FFO per diluted share	$0.51 to $0.53	$2.22 to $2.30
• Normalized FFO per diluted share	$0.51 to $0.53	$2.23 to $2.31

The most noteworthy factors reflected in our 2018 guidance include:

•	A reduction in inmate populations from the State of California Department of Corrections and Rehabilitation (CDCR) resulting in a decline of $0.10 per diluted share from 2017, as further described below;

•	An increase in interest expense as a result of the aforementioned bond issuance in October 2017, as well as an expected increase in the London Interbank Offered Rate (LIBOR) applicable to our revolving credit facility, collectively resulting in a decline of approximately $0.06 per diluted share from 2017;

Fourth Quarter and Full Year 2017 Financial Results

•	Operating losses at the Lee Adjustment Center of $0.03 to $0.04 per share for staffing and other start-up expenses related to the new contract with the Commonwealth of Kentucky, most of which will be incurred in the first quarter of 2018; and

•	An increase in depreciation and amortization of non-real estate assets primarily associated with our M&A transactions, resulting in a decline of $0.04 per share from 2017.

•	These per share reductions are partially offset by stable to rising federal populations, higher utilization of the Northeast Ohio Correctional Center by the state of Ohio resulting from a new contract executed in 2017, and accretion resulting from M&A transactions completed in 2017 and so far in 2018.

The proposed budget issued by the Governor of California in January 2018 contemplates that the continued implementation of initiatives to reduce prison populations will allow the CDCR to remove all their inmates from one of our two out-of-state facilities by June 30, 2018. As the CDCR’s projected impact of the initiatives grows, the CDCR anticipates the removal of inmates from our other out-of-state facility by fall 2019. Although the proposed budget acknowledges that estimates of population reductions are subject to considerable uncertainty, our guidance generally conforms with the State’s proposed budget, reflecting the removal of approximately 1,300 inmates from our Tallahatchie County Correctional Facility in Mississippi by June 30, 2018, and a reduction in California inmate populations from our La Palma Correctional Center in Arizona beginning in the third quarter of 2018 from approximately 3,000 inmates to 1,500 inmates by December 31, 2018. Although we continue to market this capacity to prospective customers, our guidance does not assume any replacement customers. We also stand ready to meet the needs of the CDCR if it is unable to meet its projected inmate population reductions.

In reference to our 2018 financial guidance, Hininger added, “Although the anticipated decline of California populations will present challenges in 2018, in the last 60 days we have engaged five separate jurisdictions with opportunities to utilize a portion, or potentially all, of the capacity at our Tallahatchie facility. We also remain optimistic about future business opportunities from our federal and state partners, including publicized opportunities that have been announced by at least seven states, as well as by ICE and the BOP, none of which are reflected in our current guidance.”

During 2018, we expect to invest approximately $121.5 million to $130.5 million in capital expenditures, consisting of approximately $59.5 million to $63.5 million in prison construction and expenditures related to potential land acquisitions, including primarily capital expenditures associated with the construction project in Lansing, Kansas; approximately $28.5 million in maintenance capital expenditures on real estate assets; and approximately $33.5 million to $38.5 million for capital expenditures on other assets and information technology.

Fourth Quarter and Full Year 2017 Financial Results

Supplemental Financial Information and Investor Presentations

We have made available on our website supplemental financial information and other data for the fourth quarter of 2017. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Financial Information” of the Investors section. We do not undertake any obligation, and disclaim any duties to update any of the information disclosed in this report.

Management may meet with investors from time to time during the first quarter of 2018. Written materials used in the investor presentations will also be available on our website beginning on or about February 26, 2018. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Events & Presentations” of the Investors section.

Webcast and Replay Information

We will host a webcast conference call at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on Thursday, February 15, 2018, to discuss our fourth quarter and full year 2017 financial results and 2018 outlook. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Events & Presentations” of the Investors page. The conference call will be archived on our website following the completion of the call. In addition, there will be a telephonic replay available beginning at 1:00 p.m. central time (2:00 p.m. eastern time) on February 15, 2018, through 1:00 p.m. central time (2:00 p.m. eastern time) on February 23, 2018. To access the telephonic replay, dial 888-203-1112 in the U.S. and Canada. International callers may dial +1 719-457-0820 and enter passcode 1925660.

About CoreCivic

The Company is a diversified government solutions company with the scale and experience needed to solve tough government challenges in flexible cost-effective ways. We provide a broad range of solutions to government partners that serve the public good through corrections and detention management, government real estate solutions, and a growing network of residential reentry centers to help address America’s recidivism crisis. We are a publicly traded real estate investment trust (REIT) and the nation’s largest owner of partnership correctional, detention and residential reentry facilities. We also believe we are the largest private owner of real estate used by government agencies. The Company has been a flexible and dependable partner for government for more than 30 years. Our employees are driven by a deep sense of service, high standards of professionalism and a responsibility to help government better the public good. Learn more at http://www.corecivic.com/.

Forward-Looking Statements

This press release contains statements as to our beliefs and expectations of the outcome of future events that are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that

Fourth Quarter and Full Year 2017 Financial Results

could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) general economic and market conditions, including, but not limited to, the impact governmental budgets can have on our contract renewals and renegotiations, per diem rates, and occupancy; (ii) fluctuations in our operating results because of, among other things, changes in occupancy levels, competition, contract renegotiations or terminations, increases in costs of operations, fluctuations in interest rates and risks of operations; (iii) our ability to obtain and maintain correctional, detention, and residential reentry facility management contracts because of reasons including, but not limited to, sufficient governmental appropriations, contract compliance, negative publicity, and effects of inmate disturbances; (iv) changes in the privatization of the corrections and detention industry, the public acceptance of our services, the timing of the opening of new facilities and the commencement of new management contracts, as well as our ability to utilize current available beds; (v) changes in government policy regarding the utilization of the private sector for corrections, detention, and residential reentry capacity and our services; (vi) changes in government policy and in legislation and regulation of corrections and detention contractors that affect our business, including but not limited to, California’s utilization of out-of-state contracted correctional capacity and the continued utilization of the STFRC by ICE under terms of the current contract, and the impact of any changes to immigration reform and sentencing laws (Our company does not, under longstanding policy, lobby for or against policies or legislation that would determine the basis for, or duration of, an individual’s incarceration or detention.); (vii) our ability to successfully integrate operations of our acquisitions and realize projected returns resulting therefrom; (viii) our ability to meet and maintain qualification for taxation as a REIT; and (ix) the availability of debt and equity financing on terms that are favorable to us. Other factors that could cause operating and financial results to differ are described in the filings we make from time to time with the Securities and Exchange Commission.

CoreCivic takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.

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Fourth Quarter and Full Year 2017 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	December 31, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$52,183	$37,711
Accounts receivable, net of allowance of $782 and $1,580, respectively	254,188	229,885
Prepaid expenses and other current assets	21,119	31,228

Total current assets	327,490	298,824

Property and equipment, net of accumulated depreciation of $1,475,951 and $1,352,323, respectively	2,802,449	2,837,657
Goodwill	40,927	38,386
Non-current deferred tax assets	12,814	13,735
Other assets	88,718	83,002

Total assets	$3,272,398	$3,271,604

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$277,804	$260,107
Income taxes payable	3,034	2,086
Current portion of long-term debt	10,000	10,000

Total current liabilities	290,838	272,193

Long-term debt, net	1,437,187	1,435,169
Deferred revenue	39,735	53,437
Other liabilities	53,030	51,842

Total liabilities	1,820,790	1,812,641

Commitments and contingencies

Preferred stock — $0.01 par value; 50,000 shares authorized; none issued and outstanding at December 31, 2017 and 2016, respectively	—	—
Common stock — $0.01 par value; 300,000 shares authorized; 118,204 and 117,554 shares issued and outstanding at December 31, 2017 and 2016, respectively	1,182	1,176
Additional paid-in capital	1,794,713	1,780,350
Accumulated deficit	(344,287)	(322,563)

Total stockholders’ equity	1,451,608	1,458,963

Total liabilities and stockholders’ equity	$3,272,398	$3,271,604

Fourth Quarter and Full Year 2017 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2017	2016	2017	2016
REVENUES	$440,576	$464,134	$1,765,498	$1,849,785

EXPENSES:
Operating	309,472	318,873	1,249,537	1,275,586
General and administrative	28,276	25,484	107,822	107,027
Depreciation and amortization	37,565	39,418	147,129	166,746
Restructuring charges	—	—	—	4,010
Asset impairments	—	—	614	—

	375,313	383,775	1,505,102	1,553,369

OPERATING INCOME	65,263	80,359	260,396	296,416

OTHER (INCOME) EXPENSE:
Interest expense, net	18,394	16,478	68,535	67,755
Other (income) expense	18	386	(90)	489

	18,412	16,864	68,445	68,244

INCOME BEFORE INCOME TAXES	46,851	63,495	191,951	228,172
Income tax expense	(5,511)	(2,806)	(13,911)	(8,253)

NET INCOME	$41,340	$60,689	$178,040	$219,919

BASIC EARNINGS PER SHARE	$0.35	$0.52	$1.51	$1.87

DILUTED EARNINGS PER SHARE	$0.35	$0.52	$1.50	$1.87

DIVIDENDS DECLARED PER SHARE	$0.42	$0.42	$1.68	$2.04

Fourth Quarter and Full Year 2017 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2017	2016	2017	2016
Net income	$41,340	$60,689	$178,040	$219,919
Special items:
Charges associated with adoption of tax reform	4,548	—	4,548	—
Expenses associated with mergers and acquisitions	1,006	16	2,530	1,586
Gain on settlement of contingent consideration	—	—	—	(2,000)
Restructuring charges	—	—	—	4,010
Asset impairments	—	—	614	—
Income tax benefit for special items	—	—	—	(215)

Adjusted net income	$46,894	$60,705	$185,732	$223,300

Weighted average common shares outstanding – basic	118,203	117,457	118,084	117,384
Effect of dilutive securities:
Stock options	180	73	310	306
Restricted stock-based awards	98	163	71	101

Weighted average shares and assumed conversions - diluted	118,481	117,693	118,465	117,791

Adjusted Diluted Earnings Per Share	$0.40	$0.52	$1.57	$1.90

Fourth Quarter and Full Year 2017 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2017	2016	2017	2016
Net income	$41,340	$60,689	$178,040	$219,919
Depreciation of real estate assets	24,485	23,937	95,902	94,346
Impairment of real estate assets	—	—	355	—

Funds From Operations	$65,825	$84,626	$274,297	$314,265
Charges associated with adoption of tax reform	4,548	—	4,548	—
Expenses associated with mergers and acquisitions	1,006	16	2,530	1,586
Gain on settlement of contingent consideration	—	—	—	(2,000)
Restructuring charges	—	—	—	4,010
Goodwill and other impairments	—	—	259	—
Income tax benefit for special items	—	—	—	(215)

Normalized Funds From Operations	$71,379	$84,642	$281,634	$317,646

Funds From Operations Per Diluted Share	$0.56	$0.72	$2.32	$2.67

Normalized Funds From Operations Per Diluted Share	$0.60	$0.72	$2.38	$2.70

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF EBITDA AND ADJUSTED EBITDA

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2017	2016	2017	2016
Net income	$41,340	$60,689	$178,040	$219,919
Interest expense, net	18,394	16,478	68,535	67,755
Depreciation and amortization	37,565	39,418	147,129	166,746
Income tax expense	5,511	2,806	13,911	8,253

EBITDA	$102,810	$119,391	$407,615	$462,673
Expenses associated with mergers and acquisitions	1,006	16	2,530	1,586
Gain on settlement of contingent consideration	—	—	—	(2,000)
Restructuring charges	—	—	—	4,010
Depreciation expense associated with STFRC lease	(4,147)	(6,792)	(16,453)	(38,678)
Interest expense associated with STFRC lease	(1,535)	(1,964)	(6,425)	(10,040)
Asset impairments	—	—	614	—

Adjusted EBITDA	$98,134	$110,651	$387,881	$417,551

Fourth Quarter and Full Year 2017 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME, NORMALIZED FUNDS FROM OPERATIONS & ADJUSTED EBITDA GUIDANCE

	For the Quarter Ending March 31, 2018		For the Year Ending December 31, 2018
	Low End of Guidance	High End of Guidance	Low End of Guidance	High End of Guidance
Net income	$36,750	$38,750	$167,000	$176,500
Expenses associated with mergers and acquisitions	250	250	1,000	1,000

Adjusted net income	$37,000	$39,000	$168,000	$177,500

Net income	$36,750	$38,750	$167,000	$176,500
Depreciation of real estate assets	24,000	24,000	97,000	97,000

Funds From Operations	$60,750	$62,750	$264,000	$273,500
Expenses associated with mergers and acquisitions	250	250	1,000	1,000

Normalized Funds From Operations	$61,000	$63,000	$265,000	$274,500

Diluted EPS	$0.31	$0.33	$1.40	$1.48

Adjusted EPS per diluted share	$0.31	$0.33	$1.41	$1.49

FFO per diluted share	$0.51	$0.53	$2.22	$2.30

Normalized FFO per diluted share	$0.51	$0.53	$2.23	$2.31

Net income	$36,750	$38,750	$167,000	$176,500
Interest expense, net	19,000	19,000	76,000	76,000
Depreciation and amortization	38,000	38,000	153,500	153,500
Income tax expense	1,000	1,000	5,500	5,000

EBITDA	$94,750	$96,750	$402,000	$411,000
Expenses associated with mergers and acquisitions	250	250	1,000	1,000
Depreciation expense associated with STFRC lease	(4,100)	(4,100)	(16,500)	(16,500)
Interest expense associated with STFRC lease	(1,500)	(1,500)	(5,500)	(5,500)

Adjusted EBITDA	$89,400	$91,400	$381,000	$390,000

Fourth Quarter and Full Year 2017 Financial Results

NOTE TO SUPPLEMENTAL FINANCIAL INFORMATION

Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO, and, where appropriate, their corresponding per share metrics are non-GAAP financial measures. CoreCivic believes that these measures are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess operating performance of the Company and its facilities and their management teams. CoreCivic believes that it is useful to provide investors, lenders and security analysts disclosures of its results of operations on the same basis that is used by management. FFO, in particular, is a widely accepted non-GAAP supplemental measure of REIT performance, grounded in the standards for FFO established by the National Association of Real Estate Investment Trusts (NAREIT).

NAREIT defines FFO as net income computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of property and extraordinary items, plus depreciation and amortization of real estate and impairment of depreciable real estate. EBITDA, Adjusted EBITDA, and Normalized FFO are useful as supplemental measures of performance of the Company’s facilities because such measures do not take into account depreciation and amortization, or with respect to EBITDA, the impact of the Company’s tax provisions and financing strategies. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s properties, management believes that assessing performance of the Company’s properties without the impact of depreciation or amortization is useful. However, a portion of the rental payments for the STFRC is classified as depreciation and interest expense for financial reporting purposes. Adjusted EBITDA includes such depreciation and interest expense in order to more properly reflect the cash flows associated with this lease. CoreCivic may make adjustments to FFO from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary component of the ongoing operations of the Company. Normalized FFO excludes the effects of such items. CoreCivic calculates Adjusted Net Income by adding to GAAP Net Income expenses associated with the Company’s debt refinancing, mergers and acquisitions (M&A) activity, restructuring charges, and certain impairments and other charges that the Company believes are unusual or non-recurring to provide an alternative measure of comparing operating performance for the periods presented. Even though expenses associated with mergers and acquisitions may be recurring, the magnitude and timing fluctuate based on the timing and scope of M&A activity, and therefore, such expenses, which are not a necessary component of the ongoing operations of the Company, may not be comparable from period to period.

Other companies may calculate Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO differently than the Company does, or adjust for other items, and therefore comparability may be limited. Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO and their corresponding per share measures are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

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